Exhibit 10.15

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of September 1, 2015 (the “Effective Date”) by and between Mirna Therapeutics, Inc., a Delaware corporation (the “Company”), and the Cancer Prevention and Research Institute of Texas, an institution of the State of Texas (“CPRIT”).

RECITALS

A.                                    The Company and CPRIT are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D as promulgated by the Commission under the Securities Act.

B.                                    CPRIT wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, shares of Common Stock of the Company (the “Shares”), concurrent with and conditional upon the consummation of the Company’s Qualified IPO pursuant to an effective registration statement under the Securities Act, at a purchase price per share (the “Purchase Price”) equal to the price per share offered to the public in the IPO.

C.                                    The parties hereto additionally contemplate executing and delivering a Registration Rights Agreement in substantially the form attached hereto as Exhibit A (the “Registration Rights Agreement”), as set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and CPRIT hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1       Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to this Agreement.

“Closing Date” has the meaning set forth in Section 2.1(b).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means shares of the common stock of the Company, par value $0.001 per share, and also includes any other class of securities into which such common stock may hereafter be reclassified or changed into.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Latham & Watkins LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Intellectual Property” has the meaning set forth in Section 3.1(l).

“Company’s Knowledge” means the knowledge of the executive officers of the Company.

“Confidential Information” has the meaning set forth in Section 3.1(l).

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“CPRIT” has the meaning set forth in the Preamble.

“CPRIT Counsel” means Andrews Kurth LLP.

“CPRIT Deliverables” has the meaning set forth in Section 2.2(b).

“Disclosure Schedules” has the meaning set forth in Section 3.1.

“Effective Date” has the meaning set forth in the recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDA” means the United States Food and Drug Administration.

“Financial Statements” has the meaning set forth in Section 3.1(y).

“GAAP” has the meaning set forth in Section 3.1(y).

“Grant Contract” means that certain Cancer Research Grant Contract by and between the Company and CPRIT effective as of June 1, 2014.

“Hazardous Materials” has the meaning set forth in Section 3.1(cc).

“In-Licensed Rights” has the meaning set forth in Section 3.1(l).

“Investment Amount” has the meaning set forth in Section 2.1(a).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Lock-Up Agreement” means (i) a lock-up agreement with the underwriters of the IPO, in substantially the form provided to CPRIT, as well as (ii) any other lock-up agreement signed by all holders of 10% or more of the Company’s outstanding shares of common stock (calculated as of the Effective Date)

(the “Major Holders”); provided that, with respect to (ii), CPRIT’s execution of any such lock-up agreement would not disproportionately and adversely affect CPRIT relative to the Major Holders.

“Material Adverse Effect” means a material adverse effect on the Company or its business, assets (including intangible assets), liabilities, condition (financial or otherwise), property, results of operations or prospects.

“Material Contract” has the meaning set forth in Section 3.1(aa)(ii).

“Material Permits” has the meaning set forth in Section 3.1(i).

“Out-Licensed Rights” has the meaning set forth in Section 3.1(l).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Project Failure” has the meaning set forth in Attachment F of the Grant Contract.

“Purchase Price” has the meaning set forth in the Recitals.

“Qualified IPO” shall have the same meaning as set forth in the Company’s certificate of incorporation, as may be amended or supplemented from time to time.  The Trading Market in connection with the Qualified IPO shall be any market provided by the New York Stock Exchange or NASDAQ within the United States.  All references to the Company’s “IPO” shall be deemed to refer to a Qualified IPO.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Regulation D” means Regulation D as promulgated by the Commission under the Securities Act.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” has the meaning set forth in the Recitals.

“Statement Date” has the meaning set forth in Section 3.1(y).

“Texas Courts” means the state courts of the State of Texas and the United States District Court for the Western District of Texas—Austin Division.

“Trading Market” means the trading market on which the Common Stock is to be listed on and quoted for trading in connection with the IPO, which, as of the date of this Agreement is expected to be The NASDAQ Global Market.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, any Lock-Up Agreement, the Grant Contract, the Registration Rights Agreement and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, the current transfer agent of the Company, or any successor transfer agent for the Company.

ARTICLE II.
PURCHASE AND SALE

2.1       Closing.

(a)         Amount.  Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to CPRIT, and CPRIT shall purchase from the Company, the number of shares of Common Stock equal to the number obtained by dividing $16,765,076.00 (the “Investment Amount”) by the Purchase Price, rounded down to the nearest whole share.

(b)         Closing.  The Closing of the purchase and sale of the Shares shall take place at the offices of Company Counsel on the business day immediately preceding the consummation of the IPO (the “Closing Date”) (or, with the written consent of both CPRIT and the Company, prior to the Closing Date) or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c)          Form of Payment.  On the Closing Date, CPRIT shall pay to the Company the Investment Amount by wire transfer of immediately available funds and the Company shall irrevocably instruct the Transfer Agent to deliver to CPRIT the Shares in book-entry form.

2.2       Deliverables.

2.3       .    (a)                        On or prior to the Closing Date, the Company shall issue, deliver or cause to be delivered to CPRIT the following (the “Company Deliverables”):

(i)                                     the Shares in book-entry form, bearing the restrictive and other legends set forth in Section 4.1(b) hereof;

(ii)                                  a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of Delaware, as of a date within five (5) Business Days of the Closing Date;

(iii)                               a certified copy of the certificate of incorporation of the Company, as certified by the Secretary of State of Delaware, as of a date within five (5) Business Days of the Closing Date;

(iv)                              a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that (A) the representation set forth in Section 3.1(f) (Issuance of the Shares) shall be true and correct as of the Closing Date with the same force and effect as if it had been made as of such Closing Date and (B) on the Closing Date, the sale and issuance of the Shares shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all other applicable state securities laws;

(v)                                 an opinion of Company Counsel, dated as of the Closing Date, in the form agreed to by CPRIT; and

(vi)                              the Registration Rights Agreement, duly executed by the Company.

(b)         CPRIT shall deliver or cause to be delivered to the Company the following (the “CPRIT Deliverables”):

(i)                                     On or prior to the Effective Date:

1.                                      an opinion of CPRIT Counsel, in the form agreed to by the Company; and

2.                                      the Lock-Up Agreement in substantially the form provided to CPRIT, duly executed by CPRIT.

(ii)                                  On or prior to the Closing Date:

1.                                      the Investment Amount;

2.                                      all Lock-Up Agreements, each duly executed by CPRIT; and

3.                                      the Registration Rights Agreement, duly executed by CPRIT.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Company.  Except as set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby represents and warrants as of the date hereof to CPRIT:

(a)         Subsidiaries.  The Company has no subsidiaries (as defined in Rule 405 under the Securities Act).

(b)         Organization and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.  The Company is not in violation or default of any of the provisions of its certificate of incorporation or bylaws.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.

(c)          Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the issuance, sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company.  Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)         No Conflicts.  The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby do not and will not (i) conflict with or violate any provisions of the Company’s certificate of incorporation or bylaws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except in the case of clause (ii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Shares), other than (i) filings in connection with the IPO, (ii) the filing with the Commission of one or more registration statements in accordance with the requirements of the Registration Rights Agreement, (iii) filings required by applicable state securities laws, (iv) the filing of a Form D with the Commission under Regulation D, (v) the filings required in accordance with Section 4.3 of this Agreement and (vi) those that have been made or obtained prior to the Effective Date.

(f)           Issuance of the Shares.  The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, and shall not be subject to preemptive or similar rights.

(g)          Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth on Schedule 3.1(g) (except for subsequent issuances, if any, (A) pursuant to this Agreement and the IPO, (B) pursuant to reservations, agreements or employee benefit plans in existence on or prior to the Effective Date or (C) pursuant to the exercise of convertible securities or options in existence on or prior to the Effective Date).  The outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in material compliance with all applicable federal and state securities laws.  None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(h)         Compliance.  The Company is not (i) in violation in any material respect of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its business, products, properties or assets, (ii) in violation in any material respect of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company or its business, products, properties or assets, or (iii) subject to any injunctions on production at any facility of the Company or clinical holds, other than any partial clinical holds that subsequently have been lifted, on any clinical investigations by the Company; except, in each case, as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(i)             Regulatory Permits. The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective business as currently conducted (“Material Permits”), and the Company has not received any notice of Proceedings relating to the revocation or modification of any such Material Permits.

(j)            Title to Assets.  The Company has good and marketable title in fee simple to all real property owned by it.  The Company has good and marketable title to all tangible personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company.  Any real property and facilities held under lease by the Company are held by the Company under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.  The Company is in compliance with all material terms of each lease for real property and facilities to which it is a party or otherwise bound.

(k)         Obligations to Related Parties.  There are no obligations of the Company to any of its officers, directors, stockholders or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than (a) for payment of compensation for services rendered to the Company, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees of the Company (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).  To the Company’s Knowledge, none of the officers, directors or stockholders of the Company, or any members of their immediate families, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than (i) passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company and (ii) service as a board member of a company due to a person’s affiliation with a venture capital fund or similar institutional or corporate investor in such company.  No officer, stockholder, or director, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company)

(l)             Intellectual Property.  The disclosure in Schedule 3.1(l) is true and correct in all material respects as of the Effective Date

(m)     Food and Drug Administration.

(i)                                     No Debarment.  The Company is not debarred by the FDA under the Generic Drug Enforcement Act of 1992 or other statutory regulation or otherwise excluded from or restricted in any manner from participation in any program related to pharmaceutical products, and, to the Company’s Knowledge, does not employ or use the services of any individual or entity who is so debarred or otherwise excluded or restricted.

(ii)                                  Compliance with Applicable Law.  Each of the product candidates of the Company is being, and at all times has been, developed, tested, manufactured and stored, as applicable, in compliance in all material respects with all applicable statutes, laws or regulations.

(iii)                               Applications and Submissions.  All applications and other submissions by the Company or any persons who are otherwise performing services for the benefit of the Company to the FDA and all other applicable governmental authorities were true and correct in all material respects as of the date of submission (or were corrected in or supplemented by a subsequent filing), and any material updates, changes, corrections or modifications to such applications and other documents required under applicable law have been submitted.

(iv)                              Notices and Inspections.  The Company has not received any written notice or other written communication from the FDA or any other governmental authority alleging any material violation of any requirement of applicable law, including any failure to maintain systems and programs adequate to ensure compliance with any applicable law related to product and trial quality.  The Company has not received any (i) written notices of inspectional observations (including those recorded on Form FDA 483), establishment inspection reports, warning letters, or untitled letters, (ii) written notices of any intention to conduct an investigation or review, or (iii) other documents issued by the FDA or any other governmental authority that allege or assert any material lack of compliance with any applicable law by the Company, or by persons who are otherwise performing services for the benefit of the Company.  There have been no recalls (either voluntary or involuntary), field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notices of action relating to an alleged lack of safety, efficacy, or regulatory compliance of any product, or seizures ordered or adverse regulatory actions taken, or to the Company’s Knowledge threatened, by the FDA or any other governmental authority with respect to any products of the Company or any facilities where any such product is tested, produced, processed, packaged or stored which are owned or operated by the Company, or to the Company’s Knowledge by a third party.

(v)                                 No Pending Investigations.  The Company is not subject to any pending or, to the Company’s Knowledge, threatened, investigation by:  (i) the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991); (ii) Department of Health and Human Services Officer of Inspector General or Department of Justice pursuant to the Federal Anti-Kickback Statute (42. U.S.C. Section 1320a-7(b)) or the Civil False Claims Act (31 U.S.C. Section 3729 et seq.); or (iii) any equivalent statute of any other country.  Neither the Company nor, to the Company’s Knowledge, (1) any officer or employee of the Company, (2) any authorized agent of the Company or (3) any principal investigator or sub-investigator of any clinical investigation sponsored by the Company has, in the case of each of (1) through (3) on account of actions taken for or on behalf of the Company, been convicted of any crime under 21 U.S.C. Section 335a(a) or any similar state or foreign statute, law or regulation or under 21 U.S.C. Section 335a(b) or any similar state or foreign statute, law or regulation.

(vi)                              No Shutdowns or Prohibitions.  To the Company’s Knowledge, no manufacturing site which assists in the manufacture of the products of the Company, or that of a contract manufacturer for the Company, has been subject to a shutdown or import or export prohibition by FDA or any other governmental authority.  No clinical trial of a product candidate of the Company has been suspended, put on hold or terminated prior to completion.

(n)         Organizational Documents. The certificate of incorporation and bylaws of the Company as of the Effective Date are in the forms previously made available to CPRIT in connection with that certain Series D Preferred Stock Purchase Agreement dated March 31, 2015.

(o)         Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s Knowledge, currently threatened (a) against the Company or any of its officers or directors arising out of their employment or board relationship with the Company, (b) that questions the validity of this Agreement, or the Transaction Documents or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or (c) which might result, either individually or in the aggregate, in a Material Adverse Effect, nor is the Company aware that there is any basis for any of the foregoing.  The foregoing includes, without limitation, actions pending or, to the Company’s Knowledge, threatened or any basis therefor known by the Company involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

(p)         Obligations of Management. To the Company’s Knowledge, each officer of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company.  The Company is not aware that any officer of the Company is planning to work less than full time at the Company in the future.  To the Company’s Knowledge, no officer is currently working or, to the Company’s Knowledge, plans to work for a competitive enterprise, whether or not such officer is or will be compensated by such enterprise

(q)         Registration Rights.  Except as required pursuant to that certain Third Amended and Restated Investor Rights Agreement, dated March 31, 2015, by and among the Company and certain investors, the Company is presently not under any obligation, and has not granted any rights, to Register (as defined therein) any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued.

(r)            No Illegal Payments.  None of the Company and any of its directors, officers, employees or, to the Company’s Knowledge, agents acting on its behalf, has (a) directly or indirectly given, agreed, offered or promised to give any illegal gift, contribution, payment, bribe, kickback or similar benefit to any supplier, customer, governmental official or employee, political party, candidate for public office or other person or entity who was, is or may be in a position to help or hinder the Company, or has made or agreed to make an illegal contribution, or to reimburse any illegal political gift or contribution made by any other person or entity, to any candidate for federal, state, local or foreign public office or to a political party, or (b) established or maintained any unrecorded fund or asset or made any false, incomplete or misleading entries on any books or records for any purpose in any case, which could have resulted in a violation or liability pursuant to the U.S. Foreign Corrupt Practices Act or any other anti-corruption laws in any jurisdiction.

(s)           Certain Fees.   No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or CPRIT, for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, with respect to the issuance and sale of the Shares.

(t)            Private Placement. Assuming the accuracy of CPRIT’s representations and warranties set forth in this Agreement, the issuance and sale of the Shares by the Company to CPRIT pursuant to the Transaction Documents will be exempt from registration under the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(u)         Investment Company. The Company is not, and immediately after receipt of payment for the Shares, will not be or be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)         No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act).

(w)       No Integrated Offering.  Assuming the accuracy of CPRIT’s representations and warranties set forth in Section 3.2, none of the Company nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

(x)         Employees.  To the Company’s Knowledge, no current employee of the Company, nor any consultant with whom the Company has contracted under a currently effective agreement, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s Knowledge, the continued employment by the Company or its present employees and the performance of the Company’s contracts with its independent contractors, will not result in any such violation.  The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment including those related to wages, hours, worker classification and collective bargaining.

(y)         Financial Statements.  The Company has made available (a) its audited balance sheet as at December 31, 2014 and audited statements of operations and cash flows for the 12 months ended December 31, 2014 and (b) its unaudited balance sheet as of June 30, 2015 (the “Statement Date”) and unaudited consolidated statements of operations and cash flows for the six month period ended on the Statement Date (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly in all material respects the financial condition, operating results and position of the Company as of the dates, and for the periods, indicated therein; provided, however, that the unaudited Financial Statements are subject to normal year-end audit adjustments (which are not expected to be material either individually or in the aggregate), and do not contain all footnotes required under GAAP.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

(z)          Liabilities.  Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, except for (a) current liabilities incurred in the ordinary course of business since the Statement Date and (b) obligations under contracts and commitments incurred in the ordinary course of business not required to be reflected in the Financial Statements as prepared to accurately present the financial condition and position of the Company and in accordance with past practice, which, in all cases, individually or in the aggregate, have not had or would not be reasonably expected to have a Material Adverse Effect.

(aa)  Agreements; Action.

(i)                                     Except for the agreements explicitly contemplated hereby and by the Transaction Documents, there are no agreements, understandings, instruments, contracts or proposed transactions between the Company and any of its officers, directors, employees, Affiliates or any Affiliate thereof.

(ii)                                  There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to the Company’s Knowledge by which it is bound which may involve (A) future obligations (contingent or otherwise) of, or payments to, the Company individually in excess of $250,000, (B) the transfer or license of any patent, copyright, trade secret or other material proprietary right to or from the Company (other than licenses by the Company of “off the shelf” or other standard back-office or administrative software products), (C) provisions restricting the Company’s development, manufacture, assembly, license, marketing, sale or distribution of the Company’s products or services, (D) indemnification by the Company with respect to infringements or proprietary rights or (E) agreements, understandings, instruments, contracts or proposed transactions the loss, impairment or termination of which would reasonably be expected to have a Material Adverse Effect on the Company taken as a whole (clauses (A) through (E), collectively, the “Material Contracts”).  To the best of the Company’s Knowledge, all of the Material Contracts are legally valid, binding on the Company, and in full force and effect in all material respects, enforceable against the Company in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or moratorium or other laws of general application affecting enforcement of creditors’ rights, or (b) general principles of equity that restrict the availability of equitable remedies.  Neither the Company nor, to the Company’s Knowledge, any other party thereto, is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default on the part of the Company and, to the Company’s Knowledge, any other party thereto, or permit termination, modification or acceleration, under any such Material Contract.

(iii)                               The Company has not (A) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, other than in connection with the December 31, 2009 spin-off of the Company by Asuragen, Inc., a Delaware corporation (“Asuragen”), to the stockholders of Asuragen, (B) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business) individually in excess of $200,000 or, in the case of indebtedness and/or liabilities individually less than $200,000, in excess of $350,000 in the aggregate, (C) made any loans or advances to any person, other than ordinary advances for travel expenses, in excess of $20,000, or (D) sold, exchanged or otherwise disposed of any of its material assets or rights, other than the sale of its inventory in the ordinary course of business.

(iv)                              For the purposes of subsections (i) and (ii) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(v)                                 Except for the transactions contemplated by this Agreement and the Transaction Documents, the Company has not engaged in the past six (6) months in any discussion (A) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (B) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (C) regarding any other form of acquisition, liquidation, dissolution or winding up, of the Company.

(vi)                              The Company is not a guarantor or indemnitor of any indebtedness of any other person.

(bb)                          Changes.  Since the Statement Date, there has not been:

(i)                                     Any change in the assets, liabilities, financial condition, or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect;

(ii)                                  Any resignation or termination of any officer or group of employees of the Company;

(iii)                               Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of amendment, modification, termination, guaranty, endorsement, indemnity, warranty or otherwise;

(iv)                              Any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(v)                                 Any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect;

(vi)                              Any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(vii)                           Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(viii)                        Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those not exceeding $200,000 and for current liabilities incurred in the ordinary course of business;

(ix)                              Any loan or guarantee made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances made in the ordinary course of business;

(x)                                 Any sale, assignment, or exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other material intangible assets;

(xi)                              Any amendment to or termination or expiration of any Material Contract to which the Company is a party or by which it is bound;

(xii)                           Any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, other than statutory liens resulting from taxes which have not yet become delinquent and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(xiii)                        Any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(xiv)                       Any other event or condition of any character that, either individually or cumulatively, has had or would reasonably be expected to have a Material Adverse Effect; or

(xv)                          Any arrangement or commitment by the Company to do any of the acts described in subsections (i) through (xiv) above.

(cc)    Environmental and Safety Laws.  The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational or public health and safety, release or threatened release of Hazardous Materials (as defined below), or the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials, and to the Company’s Knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.  No

Hazardous Materials are used or have been used, stored, or disposed of by the Company or, to the Company’s Knowledge after reasonable investigation, by any other person or entity on any property owned, leased or used by the Company.  For the purposes of the preceding sentence, “Hazardous Materials” shall mean (i) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (ii) any petroleum products or nuclear materials.

3.2       Representations and Warranties of CPRIT.  CPRIT hereby represents and warrants as of the date hereof to the Company as follows:

(a)         Organization; Authority.  CPRIT is an entity established under Article III, Section 67 of the Texas Constitution with the requisite statutory power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary statutory action on the part of CPRIT.  Each Transaction Document to which it is a party has been duly executed by CPRIT, and when delivered by CPRIT in accordance with the terms hereof, will constitute the legal, valid and binding obligation of CPRIT, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)         No Conflicts.  The execution, delivery and performance by CPRIT of the Transaction Documents to which it is a party and the consummation by CPRIT of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the organizational documents of CPRIT, or (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority (including federal and state securities laws) to which CPRIT is subject, except in the case of clause (ii) such as would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the ability of CPRIT to perform its obligations hereunder.

(c)          Government Consents and Approvals.  CPRIT is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any federal, state, local or other governmental authority or other similar Person in connection with the execution, delivery and performance by CPRIT of the Transaction Documents to which it is a party, other than those that have been made or obtained prior to the Effective Date.

(d)         Investment Intent.  CPRIT understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws.  CPRIT is acquiring the Shares hereunder in the ordinary course of its business. CPRIT does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any Person; CPRIT is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(e)          Status.  At the time CPRIT was offered the Shares, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(f)           General Solicitation.  CPRIT is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(g)          Experience.  CPRIT, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  CPRIT is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(h)         Access to Information.  CPRIT acknowledges that it has had the opportunity to review any materials that it has requested from the Company and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable CPRIT to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of CPRIT or its representatives or counsel shall modify, amend or affect CPRIT’s right to rely on the truth, accuracy and completeness of any such materials and the Company’s representations and warranties contained in the Transaction Documents.  CPRIT has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.

(i)             Independent Investment Decision.  CPRIT has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents CPRIT has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

The Company and CPRIT acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1                         Transfer Restrictions.

(a)         Compliance with Laws.  Notwithstanding any other provision of this Article IV, CPRIT acknowledges and agrees that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws.  In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement, the Registration Rights Agreement, and any Lock-Up Agreements, and shall have the rights of CPRIT under this Agreement with respect to such transferred Shares.

(b)         Legends.  The book-entry form of the Shares shall bear any legend as required by the “blue sky” laws of any state, restrictive legends in substantially the following form, and any other restrictive legend reasonably deemed necessary or appropriate by the Company:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

[THE SECURITIES REPRESENTED HEREBY ARE HELD BY AN AFFILIATE OF THE ISSUER AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY ONLY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 144 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION.] [AS APPLICABLE]

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN AGREEMENT BY THE REGISTERED HOLDER HEREOF NOT TO SELL SUCH SECURITIES (THE “LOCK-UP AGREEMENT”) FOR A PERIOD OF 180 DAYS FOLLOWING [DATE], THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT OF THE ISSUER.  SUCH LOCK-UP AGREEMENT IS IN EFFECT THROUGH AND INCLUDING [DATE], THE 180TH DAY AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

[THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN AGREEMENT BY THE REGISTERED HOLDER HEREOF NOT TO SELL SUCH SECURITIES (THE “COMPANY LOCK-UP AGREEMENT”), SUBJECT TO CERTAIN EXCEPTIONS.  SUCH COMPANY LOCK-UP AGREEMENT IS IN EFFECT THROUGH AND INCLUDING [DATE].] [AS APPLICABLE]

(c)          Removal of Legends.  The legends set forth in Section 4.1(b) above shall be removed and the Company shall cause to be issued the applicable Shares in book-entry form free and clear of such legends by electronic delivery at the applicable balance account at the Depository Trust Company, if (i) such Shares are registered for resale under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company) or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions.  The Company agrees that it shall cause Company Counsel to provide any opinions of Company Counsel as may reasonable be required by the Transfer Agent in connection with the removal of legends pursuant to this Section 4.1(c) following receipt of any certificates and documents reasonably deemed necessary, appropriate or customary by Company Counsel in connection with such opinions.

4.2             No Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares hereunder in a manner that would require the registration under the Securities Act of such sale of Shares, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of the Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.3       Form D; Blue Sky.  The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to CPRIT under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly.

4.4       Trading Market Listing.  In the time and manner required by the Trading Market, the Company shall prepare and file with such Trading Market an additional shares listing application covering all of the Shares and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Shares to be approved for listing on the Trading Market.

ARTICLE V.

CONDITIONS PRECEDENT TO CLOSING

5.1                         Conditions Precedent to the Obligation of CPRIT to Purchase Shares.  The obligation of CPRIT to acquire Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by CPRIT:

(a)         Representations and Warranties.  The representations and warranties of the Company contained in Section 3.1 shall be true and correct in all material respects.

(b)         Performance.  The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)          Consummation of the IPO. The IPO shall have been consummated on or prior to December 31, 2016.

(d)         No Project Failure. Prior to the consummation of the IPO, no Project Failure shall have occurred.

(e)          No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(f)           Consents.  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares, all of which shall be and remain so long as necessary in full force and effect.

(g)          Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

5.2                               Conditions Precedent to the Obligations of the Company to sell Shares.  The Company’s obligation to sell and issue the Shares at the Closing to CPRIT is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)         Representations and Warranties.  The representations and warranties made by CPRIT in Section 3.2 hereof shall be true and correct in all material respects.

(b)         Performance.  CPRIT shall have performed, satisfied and complied respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by CPRIT at or prior to the Closing Date.

(c)          No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)         Consents.  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares, all of which shall be and remain so long as necessary in full force and effect.

(e)          CPRIT Deliverables.  CPRIT shall have delivered the CPRIT Deliverables in accordance with Section 2.2(b).

ARTICLE VI.
MISCELLANEOUS

6.1                         Fees and Expenses.  The Company and CPRIT shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees levied in connection with the sale and issuance of the Shares to CPRIT.

6.2                         Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to sale of the Shares, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company and CPRIT will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3                         Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The address for such notices and communications shall be as follows:

If to the Company:	Mirna Therapeutics, Inc.
2150 Woodward Street, Suite 100
Austin, Texas 78744

Telephone No.: (512) 901-0900
Attention: Paul Lammers, M.D., M.Sc.

With a copy to:		Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Telephone No.: (650) 328-4600
Facsimile No.: (650) 463-2600
	Attention:	Alan C. Mendelson
Mark V. Roeder

If to CPRIT:		CPRIT
Chief Executive Officer
1701 N. Congress Avenue Ste. 6-127
Telephone No.: (512) 463-3190
Facsimile No.: (512) 475-2563

With a copy to:		CPRIT
General Counsel
1701 N. Congress Avenue Ste. 6-127
Telephone No.: (512) 463-3190
Facsimile No.: (512) 475-2563

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4                         Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and CPRIT.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5                         Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6                         Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns.  This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of CPRIT.

6.7                         No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8                         Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Texas Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Texas Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Texas Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9                         Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares for a period of three (3) years beginning on the Effective Date.

6.10                  Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11                  Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12                  Broker’s Fees.  Each party hereby represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.  Each party further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.12 being untrue.

6.13                  No Waiver of Sovereign Immunity. No provision of this Agreement is in any way intended to constitute a waiver by CPRIT or the State of Texas of any immunities from suit or from liability that CPRIT or the State of Texas may have by operation of law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

MIRNA THERAPEUTICS, INC.

By:	/s/ Paul Lammers
Name:	Dr. Paul Lammers
Title:	President & CEO

CANCER PREVENTION AND RESEARCH INSTITUTE OF TEXAS

By:	/s/ Wayne R. Roberts
Name:	Wayne R. Roberts
Title:	Chief Executive Officer